                             ARTICLES OF AMENDMENT
                                      OF
                            MILLER INDUSTRIES, INC.

                                       1.

          The name of the corporation is Miller Industries, Inc. (the "Corporation").

                                       2.

          The Charter of the Corporation is amended by striking the first paragraph of Article 8 of the Charter in its entirety and inserting in lieu thereof the following:

          The maximum number of shares of capital stock which the Corporation shall have the authority to issue is One Hundred Five Million (105,000,000) shares, of which One Hundred Million (100,000,000) shares are designated Common Stock with a part value of one cent ($.01) per share, and Five Million (5,000,000) shares are designated Preferred Stock with a par value of one cent ($.01) per share.

                                       3.

          The Charter of the Corporation is further amended by striking the second sentence of the first paragraph of Article 9 of the Charter in its entirety and inserting in lieu thereof the following:

          The number of directors of the Corporation shall not be less than three (3) nor more than fifteen (15), the exact number to be fixed by, or in the manner provided in, the Bylaws.

                                       4.

          Both of the foregoing amendments to the Charter were duly adopted by the shareholders of the Corporation on August 30, 1996.

          IN WITNESS WHEREOF, the Corporation has caused these Articles of Amendment to be executed by its duly authorized officer this 5th day of September, 1996.

                                  MILLER INDUSTRIES, INC.

                                  By: /s/ Frank Madonia
                                     ---------------------------------
                                  Name: Frank Madonia
                                       -------------------------------
                                  Title: Vice President
                                        ------------------------------

                                    CHARTER
                                    -------

                                       OF
                                       --

                            MILLER INDUSTRIES, INC.
                            -----------------------


          The undersigned person, having capacity to contract and acting as the incorporator of a corporation under the Tennessee Business Corporation Act, (the "Act"), adopts the following Charter for the corporation named above (the "Corporation"):

          1.       The name of the Corporation is:

                   Miller Industries, Inc.

          2. (a) The street address and zip code of the initial registered office of the Corporation is:

                   8503 Hilltop Drive
                   Ooltewah, Tennessee 37363

                   (b) The initial registered office of the Corporation is located in Hamilton County, Tennessee.

                   (c) The initial registered agent in the registered office is:

                   Frank Madonia

          3.       The name, address, and zip code of the incorporator is:

                   Richard H. Roberts, Esq.
                   Baker, Worthington, Crossley,
                     Stansberry & Woolf
                   1700 Nashville City Center
                   511 Union Street
                   Nashville, Tennessee  37219

          4. The street address and zip code of the principal office of the Corporation in the State of Tennessee is:

                   8503 Hilltop Drive
                   Ooltewah, Tennessee 37363

          5.       The Corporation is for profit.

          6. The powers of the incorporator are to terminate upon filing of the Charter and the name and address of the individual who is to serve as the initial director of the Corporation is as follows:

                   William G. Miller
                   8503 Hilltop Drive
                   Ooltewah, Tennessee 37363

          7. The purposes for which the Corporation is organized are to do any and all things and to exercise any and all powers, rights, and privileges which a corporation may now or hereafter be organized to do, or to exercise, under the Act, as such is amended, from time to time.

          8. The maximum number of shares of capital stock which the Corporation shall have the authority to issue is twenty-five million (25,000,000) shares, of which twenty million (20,000,000) shares are designated Common Stock with a par value of one cent ($.01) per share, and five million (5,000,000) shares are designated Preferred Stock with a par value of one cent ($.01) per share.

          The designations, preferences, privileges and powers and relative, participating, optional or other special rights and qualifications, limitations or restrictions of the above classes of capital stock shall be as follows:

                   (a)   Preferred Stock.
                         ---------------

                         (1)  Shares of Preferred Stock may be divided into and
issued in one or more series at such time or times and for such consideration as the Board of Directors may determine. All shares of any one series shall be of equal rank and identical in all respects.

                         (2)  Authority is hereby expressly granted to the Board
of Directors to fix and determine from time to time, by resolution or resolutions providing for the establishment and/or issuance of any series of Preferred Stock, the designation of such series and the powers, preferences, and rights of the shares of such series, and the qualifications, limitations or restrictions thereof, as the Board of Directors may deem advisable and to the fullest extent now or hereafter permitted by the laws of the State of Tennessee. The resolution or resolutions providing for the establishment and/or issuance of such series of Preferred Stock shall set forth: (i) the designation and number of shares comprising each series; (ii) the rate of dividends, if any, and whether such dividends shall be noncumulative, cumulative to the extent earned, or cumulative and, if cumulative, from which date or dates; (iii) whether the shares shall be redeemable and, if so, the terms and conditions of such redemption; (iv) whether there shall be a sinking fund for the redemption; (v) the rights to which the holders of the shares shall be entitled in the event of voluntary or involuntary liquidation, dissolution or winding-up of the Corporation, and the priority of payment of shares in any such event; (vi) whether the shares shall be convertible into or exchangeable for shares of any other class or any other series and the terms thereof; and (vii) all other preferences, privileges and powers and relative, participating, optional or other special rights and qualifications, limitations or restrictions of such series.

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

                        (3) The shares of Preferred Stock shall have no voting power or voting rights with respect to any matter whatsoever, except as may be otherwise required by law or may be provided in the resolution or resolutions of the Board of Directors creating the series of which such shares are a part.

                        (4) Authority is hereby expressly granted to the Board of Directors to make any change in the designations, terms, limitations or relative rights or preferences of any series of Preferred Stock in the same manner as provided for in the issuance of Preferred Stock, so long as no shares of such series are outstanding at such time.

                   (b)  Common Stock.
                        ------------

                        (1) After the requirements with respect to preferential dividends, if any, on any series of Preferred Stock (fixed pursuant to resolutions as provided in Article 8(a) above) shall have been met, and after the Corporation shall have complied with all requirements, if any, with respect to the setting aside of sums in a sinking fund for the purchase or redemption of shares of any series of Preferred Stock (fixed pursuant to resolutions as provided in Article 8(a) above), then, and not otherwise, the holders of Common Stock shall receive, to the extent permitted by law and to the extent the Board of Directors shall determine, such dividends as may be declared from time to time by the Board of Directors.

                        (2) After distribution in full of the preferential amount, if any (fixed pursuant to resolutions as -provided in Article 8(a)
                                                              ------------
above), to be distributed to the holders of any series of Preferred Stock in the event of the voluntary or involuntary liquidation, dissolution or winding-up of the Corporation, the holders of the Common Stock shall be entitled to receive such of the remaining assets of the Corporation of whatever kind available for distribution to the extent the Board of Directors shall determine.

                        (3) Except as may be otherwise required by law or by the Charter of the Corporation, as amended, each holder of Common Stock shall have one vote in respect of each share of such stock held by him on all matters voted upon by the shareholders.

                   (c)  Preemptive Rights. No holder of shares of the
                        -----------------
Corporation of any class, now or hereafter authorized, shall have any preferential or preemptive right to subscribe for, purchase or receive any shares of stock of the Corporation of any class, now or hereafter authorized, or any options or warrants for such shares, or any rights to subscribe to or purchase such shares, or any securities convertible into or exchangeable for such shares, which may at any time or from time to time be issued, sold or offered for sale by the Corporation.

          9. All corporate powers shall be exercised by or under the authority of, and the business and affairs of the Corporation shall be managed under the direction of, a Board of Directors. The number of directors of the Corporation shall be not less than three nor more than seven, the exact number to be fixed by, or in the manner provided in, the Bylaws. The Board of Directors shall be divided into three classes serving staggered three-year terms, as nearly equal in number as possible, respectively designated "Class I", "Class II" and "Class III" directors. The initial Class I, Class II and Class III directors shall be elected by the shareholders of the

Corporation. The initial Class I directors shall hold office until the 1995 annual meeting of shareholders, the initial Class II directors shall hold office until the 1996 annual meeting of shareholders and the initial Class III directors shall hold office until the 1997 annual meeting of shareholders. In each case, directors shall serve until their respective successors shall have been elected and qualified, subject to their earlier death, resignation, or removal.

          At each annual meeting of shareholders commencing with the 1995 annual meeting of shareholders, directors to replace the Class whose term of office expires at such meeting shall be elected to hold office for three year terms, and in each case until their respective successors shall have been elected and qualified, subject to their earlier death, resignation or removal.

          If the number of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible, but in no case will a decrease in the number of directors shorten the term of any incumbent director. Any vacancy on the Board of Directors that results from an increase in the number of directors shall be filled only by a majority of the Board of Directors then in office, and any other vacancy occurring in the Board of Directors shall be filled only by a majority of the directors then in office, although less than a quorum, or by a sole remaining director.

          Any director may be removed from office but only for cause and only by
(a) the affirmative vote of the holders of a majority of the voting power of the shares entitled to vote for the election of directors, considered for this purpose as one class, unless a vote of a specific voting group is otherwise required by law, or (b) the affirmative vote of a majority of the entire Board of Directors then in office.

          Notwithstanding the foregoing, whenever the holders of any one or more classes or series of preferred stock issued by the Corporation shall have the right, voting separately, by class or series, to elect directors at an annual or special meeting of shareholders, the election, term of office, filling of vacancies, and other features of such directorships shall be governed by the terms of this Charter applicable thereto, and such directors so elected shall not be divided into classes pursuant to this Article 9 unless expressly provided by such terms. In the event of a vacancy among the directors so elected by the holders of preferred stock, the remaining directors elected by the holders of preferred stock may fill the vacancy.

          Notwithstanding any other provisions of this Charter, the affirmative vote of holders of 66 2/3% of the voting power of the shares entitled to vote at an election of directors shall be required to amend, alter, change, or repeal, or to adopt any provision as part of this Charter or as part of the Corporation's Bylaws inconsistent with the purpose and intent of, this Article 9.

          10. The Corporation shall have and exercise all powers necessary or convenient to effect any or all of the purposes for which the Corporation is organized and shall likewise have the powers provided by the Act, or as the same shall hereafter be amended.

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

          11. (a) To the fullest extent permitted by the laws of the State of Tennessee, including without limitation, the Act, as it exists on the date hereof or as it may hereafter be amended, no director of the Corporation shall be personally liable for monetary damages to the Corporation or its shareholders for any breach of fiduciary duty as a director. If the laws of the State of Tennessee, including, without limitation, the Act, are amended after approval of this Charter to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Act, as so amended. Any repeal or modification of this Article 11 by the shareholders shall not adversely affect any right or protection of a director existing at the time of such repeal or modification or with respect to events occurring prior to such time.

               (b) The Corporation shall have the power to indemnify any director, officer, employee, agent of the Corporation, or any other person who is serving at the request of the Corporation in any such capacity with another corporation, partnership, joint venture, trust, or other enterprise to the fullest extent permitted by the law of the State of Tennessee as it exists on the date hereof or as it may hereafter be amended, and any such indemnification may continue as to any person who has ceased to be a director, officer, employee or agent and may inure to the benefit of the heirs, executors and administrators of such person.

          12. The directors of the Corporation shall have the right to take any action required or permitted by vote without a meeting on written consent to the fullest extent permitted by the Act, or as the same shall hereafter be amended.

          13. In taking or not taking any action in response to an Acquisition Proposal (as defined below), the Board of Directors of the Corporation may consider the social and economic effects of consummation of the Acquisition Proposal on the employees, customers, suppliers, and other constituents of the Corporation and its subsidiaries and on the communities in which the Corporation and its subsidiaries operate or are located and the desirability of maintaining the Corporation's independence from other entities. For purposes of this
Article 13, "Acquisition Proposal" means an offer of any person or entity (other than the Corporation) to (a) make a tender or exchange offer for any equity security of the Corporation or any other security of the Corporation convertible into an equity security, (b) merge or consolidate the Corporation with another person or entity, or (c) purchase or otherwise acquire all or substantially all of the properties and assets of the Corporation and its subsidiaries.

          14. The Corporation shall hold a special meeting of shareholders only in the event (a) of a call of the Board of Directors of the Corporation or the officers authorized to do so by the Bylaws of the Corporation, or (b) the holders of at least fifteen percent of all the votes entitled to be cast on any issue proposed to be considered at the proposed special meeting sign, date, and deliver to the Corporation's secretary one or more written demands for the meeting describing the purpose or purposes for which it is to be held.

          15. The Corporation shall enjoy and be subject to such benefits, privileges and immunities and such restrictions, liabilities and obligations as are provided with respect to corporations for profit generally by the laws of the land and which are held applicable to corporations for profit organized under the Act, or as the same shall hereafter be amended.

          Dated this 28th day of April, 1994.


                              /s/ Richard H. Roberts
                              ----------------------------------------
                              Richard H. Roberts
                              Incorporator


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